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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  SCHAWK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                  SCHAWK, INC.
                                 1695 RIVER ROAD
                           DES PLAINES, ILLINOIS 60018



                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 18, 2004



To the Stockholders of Schawk, Inc.:

Notice is hereby given that the 2004 Annual Meeting of Stockholders of Schawk, Inc. will be held at 10:00 a.m. local time, Tuesday, May 18, 2004, at Schawk Chicago, 1600 E. Sherwin Avenue, Des Plaines, Illinois, for the following purposes:

         1. To elect the Board of Directors of Schawk, Inc.

         2. To ratify the selection of Ernst & Young LLP as the independent auditors of Schawk, Inc. for fiscal year 2004.

         3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The close of business on March 31, 2004, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the meeting. The stock transfer books of Schawk, Inc. will not be closed.



                                            By Order of the Board of Directors,




Des Plaines, Illinois                       A. ALEX SARKISIAN, Esq.
April 21, 2004                              Executive Vice President,
                                            Chief Operating Officer and
                                            Corporate Secretary

                                  SCHAWK, INC.
                                 1695 RIVER ROAD
                           DES PLAINES, ILLINOIS 60018
                                 (847) 827-9494

                                 PROXY STATEMENT

                   FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 18, 2004

                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Schawk, Inc. ("Schawk" or the "Company") for use at the 2004 Annual Meeting of Stockholders to be held at 10:00 a.m. local time, Tuesday, May 18, 2004, at Schawk Chicago, 1600 E. Sherwin, Des Plaines, Illinois, and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy are first being mailed on or about April 20, 2004 to stockholders of record at the close of business on March 31, 2004.

PURPOSE

         The purpose of the Annual Meeting is to: (i) elect the Board of Directors of the Company; (ii) ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal year 2004; and (iii) transact such other business as may properly come before the meeting or any adjournment of the meeting.

PROXIES AND SOLICITATION

         Any person signing and mailing the enclosed proxy may revoke the proxy at any time prior to its exercise by: (i) executing a subsequent proxy; (ii) notifying the Corporate Secretary of the Company of such revocation in a written notice received by him at Schawk, Inc., 1695 River Road, Des Plaines, Illinois 60018, prior to the Annual Meeting; or (iii) attending the Annual Meeting and voting in person.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile by Directors of the Company (each a "Director" and collectively, the "Directors") and executive officers and regular employees of the Company. The Company does not currently expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses in sending proxy materials to principals and obtaining their proxies. Equiserve Trust Co. N.A., the transfer agent and registrar of the Company's Class A Common Stock, may aid in the solicitation of proxies and will be reimbursed for any expenses incurred as a result of any such activity.

         Shares of the Company represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in the proxies. Unless otherwise instructed in the proxy, the agent named in the proxy intends to cast the proxy votes in the following manner: (i) FOR the election of the nominees for Directors of Schawk;
(ii) FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal year 2004; and (iii) in the best judgment of the persons named in the proxy, as agent, upon any other matters that may properly come before the Annual Meeting.

QUORUM REQUIREMENTS AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the Company's Class A Common Stock outstanding on the record date is required for a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but will not be voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby for any matter submitted to the stockholders for a vote, such shares will be considered to be present for purposes of determining whether a quorum is present, but will not be considered to be present and entitled to vote at the Annual Meeting.

         As to all anticipated votes, each share of Class A Common Stock will have one (1) vote as to each matter to be voted on at the Annual Meeting. Stockholders entitled to vote or to execute proxies are stockholders of record at the close of business on March 31, 2004. The Company had 21,501,511 shares of Class A Common Stock outstanding on such date. The stock transfer books of the Company will not be closed.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No person being nominated as a Director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

                       PROPOSAL 1: ELECTION OF DIRECTORS

         At the Annual Meeting, seven Directors will be elected to the Company's Board. The size of the Company's Board of Directors has been fixed at eight members in accordance with the Company's By-laws. At this time, the Board has not identified a candidate for the eighth Board seat. Any person appointed by the Board to fill the vacancy in accordance with the Company's By-laws during 2004 will be nominated for election at the 2005 Annual Meeting.

         Each of the Directors elected at the Annual Meeting will hold office for a term of one year, expiring at the 2005 Annual Meeting of Stockholders, and thereafter until a successor has been duly elected and qualified. Unless authority to vote is withheld, proxies received in response to this solicitation will be voted FOR the election of the nominees named hereafter, each of whom presently serves as a Director of the Company. It is not contemplated that any of the nominees will be unable or will decline to serve; however, if such a situation arises, the shares represented by the proxies being solicited will be voted FOR the election of a nominee or nominees designated by the Board of Directors of the Company.

         Assuming a quorum is present, an affirmative vote of the holders of a plurality of the shares, present and voting at the meeting, is required for a nominee to be elected as a Director. Therefore, abstentions and shares for which authority to vote is not given will have no effect on the election of Directors.

         The following is a list of the nominees for election as Directors of the Company, all of whom have been nominated by the Board in accordance with its nominating criteria and procedures described below, followed by a brief biographic statement of each nominee:

                            NOMINEES FOR ELECTION AS
                            DIRECTORS OF THE COMPANY
                            ------------------------

                               CLARENCE W. SCHAWK
                                 DAVID A. SCHAWK
                             A. ALEX SARKISIAN, ESQ.
                              JUDITH W. MCCUE, ESQ.
                              JOHN T. MCENROE, ESQ.
                              HOLLIS W. RADEMACHER
                               LEONARD S. CARONIA

         Clarence W. Schawk has been Chairman of the Board of the Company since September 1992, when he was also appointed to the Executive Committee. He served as Chief Executive Officer of Filtertek Inc., the Company's predecessor ("Filtertek"), from September 1992 until February 1993. Clarence W. Schawk also served as Chairman of the Board of the corporation previously known as Schawk, Inc. ("Old Schawk") from 1953 until the merger (the "Merger") of Old Schawk and affiliated companies into Filtertek in 1994 and served as Chief Executive Officer until June 1994. He is the father of David A. Schawk, President and Chief Executive Officer of the Company. Clarence W. Schawk previously served as President and a Director of the International Prepress Association.
Mr. Schawk also served as a Director of Old Schawk until the Merger.  Age:  78

         David A. Schawk was appointed Chief Executive Officer and President in February 1993. He served as Chief Operating Officer of the Company from September 1992 through February 2004. He was appointed to the Board of Directors in September 1992. David A. Schawk served as the President of Old Schawk from 1987 until the

Merger. David A. Schawk serves on the Company's Executive Committee. David A. Schawk is the son of Clarence W. Schawk. David A. Schawk currently serves as a Director of the International Prepress Association. Mr. Schawk also served as a Director of Old Schawk until the Merger. Age: 48

         A. Alex Sarkisian, Esq., was appointed Chief Operating Officer in March 2004 and was appointed Executive Vice President in 1994. Mr. Sarkisian has served on the Company's Board of Directors and as Corporate Secretary since September 1992. Mr. Sarkisian was the Executive Vice President and Secretary of Old Schawk from 1988 and 1986, respectively, until the Merger. Mr. Sarkisian also served as a Director of Old Schawk until the Merger. He is a member of the Executive and 401(k) Administration Committees. Age: 52

         Judith W. McCue has been a partner with McDermott, Will & Emery since 1995. Prior thereto, Ms. McCue was a partner with Keck, Mahin & Cate where she practiced from 1972 to 1995. Ms. McCue was appointed Director of the Company in September 1992 and is a member of the Audit and Option Committees. Age: 56

         John T. McEnroe, Esq., has been a partner with the law firm of Vedder, Price, Kaufman & Kammholz, P.C., counsel to the Company, since May 1992. Prior to this position, he was a partner with the law firm of Keck, Mahin & Cate where he practiced from 1976 to 1992. Mr. McEnroe was appointed a Director of the Company in September 1992 and is a member of the Executive and Option Committees. Age: 52

         Hollis W. Rademacher held various positions with Continental Bank, N.A., Chicago, Illinois, from 1957 to 1993 and was Chief Financial Officer of Continental Bank Corporation, Chicago, Illinois, from 1988 to 1993. Mr. Rademacher is currently self-employed in the fields of consulting and investments in Chicago, Illinois. Mr. Rademacher was appointed a director of the Company in 1994 and is a member of the Executive, Audit and Option Committees. Mr. Rademacher also serves as a director of The Restaurant Company and Wintrust Financial Corporation together with several other privately held companies. Age:
68

         Leonard S. Caronia was appointed a Director of the Company in October 2000. Mr. Caronia is the Co-Founder and Managing Director of the investment banking firm Cochran, Caronia & Company. Prior to forming his company in 1997, Mr. Caronia served as Managing Director of Coopers & Lybrand Securities, LLC. Prior to that, Mr. Caronia was employed at First Chicago Corporation from 1980 until 1993 and was Corporate Senior Vice President and Head of Investment Banking. He is also a member of the Audit and Option Committees. Age: 52

         Currently, all nonemployee Directors of the Company (except for Mr. McEnroe) receive a $500 fee for attendance at each regularly scheduled or special board or committee meeting, except that audit committee members receive a fee of $1,000 for attendance at each regularly scheduled audit committee meeting. All Directors are also reimbursed for ordinary and necessary expenses incurred in attending Board or committee meetings. All nonemployee Directors have received options under the Company's 1991 Outside Directors' Formula Stock Option Plan (the "Outside Directors' Plan"). See "Executive Compensation -- Stock Plans -- 1991 Outside Directors' Formula Stock Option Plan."

         The following is a brief biographical statement of James J. Patterson, the Chief Financial Officer of the Company:

         James J. Patterson was appointed Senior Vice President and Chief Financial Officer in December 1997. Prior to joining the Company, Mr. Patterson was Vice President - Strategic Purchasing of IMC Global Inc. from March 1996 to September 1997. Mr. Patterson was Vice President and Chief Financial Officer of The Vigoro Corporation from 1993 until it was acquired by IMC Global Inc. in 1996. From 1990 to 1992, Mr. Patterson was Vice President and Controller of Great American Management and Investment, Inc., a diversified holding company, and Vice President and Controller of Capsure Holdings, Inc., a holding company in the specialty insurance business. Mr. Patterson is a Certified Public Accountant. Age: 47

         Officers are elected by the Board of Directors at the first meeting of the newly elected Board of Directors held after each Annual Meeting. Officers hold office for a term of one year and until a successor has been duly elected and qualified.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                 OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors is responsible for the overall affairs of the Company. The Board of Directors held four meetings in 2003. Each member of the Board of Directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held; and (ii) the total number of meetings held by all committees of the Board of Directors on which such Director served. The Board of Directors has a policy requiring director attendance at the annual meeting of Stockholders. All of the Company's directors attended the 2003 Annual Meeting.

         The Board of Directors has determined that Judith W. McCue, Hollis W. Rademacher and Leonard S. Caronia are "independent directors". The Board of Directors of the Company has determined, using listing standards of the New York Stock Exchange ("NYSE"), currently in effect, that none of the independent directors has a material relationship with the Company (either directly as a partner, stockholder or officer of an organization that has a relationship with the Company). In making such a determination the Board of Directors applied the standards set forth in Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual. The remaining members of the Board of Directors are not considered independent under the NYSE rules.

         The Board of Directors has determined that the Company is a "controlled company," as defined by the NYSE listing standards, as more than 50% of the voting power of the Company's Class A Common Stock is held by the Schawk Family. As a result, the Company is exempt from certain requirements of the listing standards, including the requirement to maintain a majority of independent directors on the Company's Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors.

         Executive Sessions. The Company intends to hold regularly scheduled meetings of non-employee directors in which such directors meet without management participation. Non-employee directors include all independent directors as well as any other directors who are not officers of the Company, whether or not "independent" by virtue of a material relationship with the Company or otherwise. John T. McEnroe, Esq., presides over any meetings of non-employees directors.

         Interested parties may communicate directly with Mr. McEnroe, or with the non-employee directors as a group by writing to them c/o Schawk, Inc., 1695 River Road, Des Plaines, Illinois 60018.

         Committees. The Board of Directors currently has an Executive Committee, an Audit Committee, a 401(k) Administration Committee and an Option Committee, whose members are elected by the Board of Directors. The Board of Directors has determined that because it is a controlled company, it is not necessary to have a standing Nominating Committee and the entire Board of Directors acts in this capacity.

         The present members of the Executive Committee are: Clarence W. Schawk, David A. Schawk, A. Alex Sarkisian, John T. McEnroe and Hollis W. Rademacher. The Executive Committee is authorized to act on behalf of the Board of Directors in the management of the business and the affairs of the Company and acts for the Board of Directors with respect to compensation matters. The Executive Committee met four times in 2003.

         Judith W. McCue, Hollis W. Rademacher and Leonard S. Caronia have been appointed as members of the Audit Committee. The Audit Committee recommends the selection of the Company's independent public accountants, reviews and approves their fee arrangements, examines their detailed findings and reviews areas of possible conflicts of interest and sensitive payments. The Board of Directors has adopted a written charter for the Audit Committee that outlines the responsibilities and processes of the Audit Committee, a copy of which is included as Appendix A to this proxy statement. The members of the Audit Committee are "independent" Directors as such term is defined in Sections 303A.02 of NYSE's listing standards as currently in effect, and each member meets the SEC's heightened independence requirements for audit committee members. The Board of Directors has determined that Mr. Caronia is an "audit committee financial expert", as that term is defined in Section 401(h) of regulation S-K under the Securities Act. The Audit Committee met eight times in 2003.

         The 401(k) Administration Committee is composed of David A. Schawk and
A. Alex Sarkisian. The 401(k) Administration Committee reviews and selects the agent managing the 401(k) plan and evaluates the participative values. The 401(k) Administration Committee met once in 2003.

         The Option Committee members are Judith W. McCue, Hollis W. Rademacher, John T. McEnroe and Leonard S. Caronia. The Option Committee evaluates the performance of key personnel and makes incentive awards in the form of future exercisable options. The Option Committee met once in 2003.

DIRECTOR NOMINATION CRITERIA AND PROCEDURES

         Criteria for Board Nomination. The Board considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors and seeks to insure that at least a majority of the directors, that members of the Company's audit committee are independent and meet the financial literacy requirements under the rules of the New York Stock Exchange, meet the SEC's heightened independence requirements and at least one of them qualifies as an "audit committee financial expert" under SEC rules. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company's business, and willingness to devote adequate time to Board duties.

         Board Nomination Process. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board. The Board generally considers renomination of incumbent directors, provided they continue to meet the qualification criteria adopted by the Board of Directors. New director candidates are evaluated by reviewing the candidates' biographical information and qualification and checking the candidates' references. Qualified nominees are interviewed by at least the Chairman of the Board. The Board evaluates which of the prospective candidates is qualified to serve as a director and the Board should nominate, or elect to fill a vacancy, these final prospective candidates. Candidates selected by the Board as nominees are then presented for the approval of the stockholders or for election to fill a vacancy.

         Stockholder Recommendations. The Board uses a similar process to evaluate candidates recommended by stockholders. To date, however, the Company has not received any stockholder's proposal to nominate a director.

         To recommend a prospective nominee for the Board's consideration, please submit the candidate's name and qualifications to the Board of Directors of Schawk, Inc., 1695 River Road, Des Plaines, Illinois 60018. Submissions must contain: (a) the proposed nominee's name and qualifications (including five year employment history with employer names and a description of the employer's business, whether such individual can read and understand basic financial statements, and board memberships (if any)) and the reason for such recommendation, (b) the name and the record address of the stockholder or stockholders proposing such nominee, (c) the number of shares of stock of the Company which are beneficially owned by such stockholder or stockholders, and
(d) a description of any financial or other relationship between the stockholder or stockholders and such nominee or between the nominee and the Company or any of its subsidiaries. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the board and to serve if elected by the stockholders. Recommendations received by December 22, 2004, will be considered for nomination at the 2005 Annual Meeting of Stockholders. Recommendations received after December 22, 2004, will be considered for nomination at the 2006 Annual Meeting of Stockholders.

                             EXECUTIVE COMPENSATION



SUMMARY COMPENSATION TABLE

         The table below sets forth certain information for fiscal years 2003, 2002 and 2001 with respect to the annual and other compensation paid by the Company to: (i) the Chairman of the Board of Directors; (ii) the President and Chief Executive Officer; and (iii) the other executive officers of the Company who were most highly compensated in 2003 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE


                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                         ANNUAL COMPENSATION              ------------
                                                 --------------------------------------    SECURITIES
   NAME AND                                                              OTHER ANNUAL      UNDERLYING           ALL OTHER
PRINCIPAL POSITION                       YEAR      SALARY     BONUS     COMPENSATION(1)   OPTIONS/SARS       COMPENSATION(2)
------------------                       ----    ---------  ---------   ---------------   ------------       ---------------
Clarence W. Schawk,                      2003    $  50,000        --           --                  --            $2,520
Chairman                                 2002       50,000        --           --                  --             2,240
                                         2001       61,595        --           --              50,000             3,380

David A. Schawk,                         2003      469,560  $209,000       $4,945             160,000             9,000
   President and CEO                     2002      436,800    99,000        2,979             120,000             8,000
                                         2001      436,800        --        4,880             100,000             8,500

A. Alex Sarkisian,                       2003      279,719   140,000        1,617              60,000             9,000
   Executive Vice President              2002      236,669   150,000        8,086              60,000             8,000
   and Corporate Secretary               2001      218,400    75,000        8,086              45,000             8,500

James J. Patterson,                      2003      219,923   119,815           --              50,000             9,000
   Senior Vice President                 2002      197,500    94,853           --              50,000             8,000
   and Chief Financial Officer           2001      185,000    54,750           --              35,000             8,500


------------------

(1) Consists primarily of life insurance premiums.

(2) Reflects matching contributions made pursuant to the Company's 401(k) plans to the accounts of such individuals.

STOCK OPTIONS/SARS

         The table below sets forth certain information with respect to stock options granted during fiscal year 2003 to the Named Executive Officers.

                       OPTIONS GRANTED IN LAST FISCAL YEAR

                          NUMBER OF         PERCENTAGE
                          SHARES OF          OF TOTAL                                   POTENTIAL REALIZABLE VALUE
                       CLASS A COMMON        OPTIONS                                    AT ASSUMED ANNUAL RATES OF
                            STOCK           GRANTED TO                                   STOCK PRICE APPRECIATION
                         UNDERLYING         EMPLOYEES       EXERCISE                          FOR OPTION TERM
                           OPTIONS          IN FISCAL        PRICE        EXPIRATION    -----------------------------
        NAME               GRANTED             YEAR          ($/SH)          DATE          5%($)            10%($)
--------------------   --------------      -----------      --------      ----------    -----------     -------------
Clarence W. Schawk              --               --               --         --                  --              --
David A. Schawk            160,000             30.21%          $9.22       2/27/13         $943,383      $2,375,989
A. Alex Sarkisian           60,000             11.33            9.22       2/27/13          353,769         890,996
James J. Patterson          50,000              9.44            9.22       2/27/13          294,807         742,497


         The table below sets forth certain information with respect to options and SARs exercised by the Named Executive Officers during fiscal year 2003 and with respect to options and SARs held by the Named Executive Officers at the end of fiscal year 2003. The value of unexercised options and SARs at the end of fiscal year 2003 is based on the closing price of $13.63 reported on the New York Stock Exchange ("NYSE") on December 31, 2003.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUE


                                                               NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                OPTIONS/SARS AT           IN-THE-MONEY OPTIONS/SARS AT
                               SHARES                          DECEMBER 31, 2003                DECEMBER 31, 2003
                             ACQUIRED ON       VALUE       ---------------------------    --------------------------------
      NAME                   EXERCISE(#)     REALIZED($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE($)   UNEXERCISABLE($)
------------------           -----------     -----------   -----------   -------------    --------------   ---------------
Clarence W. Schawk              5,005        $10,686         316,166             --       $1,516,203                --
David A. Schawk                 5,005         10,686         571,941        148,000        2,611,487          $656,008
A. Alex Sarkisian               5,005         10,686         233,493         60,600        1,086,801           267,168
James J. Patterson                 --             --         149,500         50,500          684,798           222,640


EMPLOYMENT AGREEMENTS

         In January 1991, the Company entered into employment agreements with Clarence W. Schawk and David A. Schawk to serve as executive officers. These agreements, upon review of comparable base salaries for executives of similarly situated companies, have been amended and restated effective October 1, 1994. Each employment agreement, as amended and restated in October 1994, provides for an initial term of 10 years (through December 31, 2004), with one-year extensions thereafter unless terminated by either the Company or the executive. Each employment agreement provides for payment of a base salary, adjustable annually by the Board of Directors based upon a merit review and to account for inflation, as well as an annual bonus consisting of short- and long-term incentives. Under Clarence W. Schawk's employment agreement, he elected to receive a base salary of $50,000 for the calendar year 2003, although the agreement permits a higher annual base salary amount. Clarence W. Schawk also waived his bonus amount for 2003. David A. Schawk's employment agreement provided for a base salary of $469,560 for the calendar year 2003. The agreements permit termination by the Company "for cause," as defined in the agreements, at any time. If the Company chooses to terminate the employment agreement of Clarence W. Schawk or David A. Schawk for reasons other than for cause, each agreement provides for a severance payment in the amount of the base salary provided for in the agreement for four years following termination.

         The short-term bonus plan contemplates cash payments of 5.0% and 3.0% of the excess of "adjusted net income" over $10.0 million with respect to Clarence W. Schawk and David A. Schawk, respectively. "Adjusted net income" means annual net income after taxes but before bonuses to the Chairman and the President of the Company and amortization of goodwill resulting from acquisitions of the Company consummated after January 1, 1995. The amounts of such cash payments are subject to adjustment based upon the Company's financial performance during the relevant fiscal year. The long-term bonus plan contemplates a noncash distribution of options calculated to equal 5.0% and 3.0% of the excess of "adjusted net income" over $10.0 million for Clarence W. Schawk and David A. Schawk, respectively.

STOCK PLANS

         2003 Equity Option Plan

         In 2003, the Company and its stockholders approved the amendment and restatement of the Company's 2001 Equity Option Plan as the 2003 Equity Option Plan ("Stock Incentive Plan") pursuant to which an aggregate of 5,252,250 shares of Class A Common Stock have been reserved for issuance pursuant to options and other benefits which have been or may be granted to officers, key employees and nonaffiliated directors. 2,194,994 shares remain available for issuance under the Stock Incentive Plan. The Option Committee of the Board of Directors administers the Stock Incentive Plan. Under the Stock Incentive Plan, the Option Committee is authorized to determine the officers and other employees who shall participate in the Stock Incentive Plan, the sizes, types, terms and conditions of options or other benefits to be granted and establish and amend the rules and regulations for the Stock Incentive Plan.

         Awards may be made under the Stock Incentive Plan in the form of stock and stock equivalent awards, incentive stock options ("ISOs"), non-qualified stock options ("NSOs"), stock appreciation rights related to an option, stock appreciation rights not related to an option and stock depreciation rights, or a combination thereof.

         Since its inception, awards have only been made in the form of ISOs and NSOs. The Option Committee has voted not to make any awards other than in the form of ISOS and NSDS.

         NSOs or ISOs may be granted to officers and other employees of the Company. The exercise price with respect to any option may not be less than the fair market value of the Class A Common Stock on the date of grant. "Fair market value" will be determined by averaging the closing sales prices for the Class A Common Stock reported on the NYSE for the 10 trading days prior to and the 10 trading days after the year-end earnings release, as long as the computed average is not less than the closing price on the date of the grant. The right of the recipient to exercise the options will be subject to such vesting and forfeiture requirements and provisions as determined by the Option Committee and all granted options must be exercised within 10 years of the date of grant.

         Stock and stock equivalent awards may be made in the form of shares of Class A Common Stock or stock equivalents. Such awards may be subject to no contingencies or may be forfeitable and/or with restrictions on transfer as determined by the Option Committee. Awards may be made in the form of shares which are subject to restrictions on transfer. Unless otherwise provided by the Option Committee, a participant who receives shares of restricted Class A Common Stock shall have the right to vote the shares and to received dividends thereon from the date of issuance, unless and until forfeited. Stock equivalent awards shall be paid to the participant either in shares of Class A Common Stock having a fair market value equal to the maturity value of the award or in cash equal to the maturity value of the award or in such combination thereof as the Option Committee shall, in its sole discretion, determine.

         Stock appreciation rights may be granted alone or with respect to options granted concurrently or subsequently under the Stock Incentive Plan. Each stock appreciation right permits the recipient thereof to receive cash or shares of Class A Common Stock (or a combination thereof) having a fair market value equal to the difference between the fair market value of the Class A Common Stock or related option, as the case may be, on the date the stock appreciation right is exercised and such fair market value on the date the stock appreciation right was awarded. To the extent that a stock appreciation right was awarded with respect to an option, exercise of the stock appreciation right will result in a pro rata reduction in the number of shares subject to such option.

         1991 Outside Directors' Formula Stock Option Plan

         The Company's Outside Directors' Plan, as amended, provides that each "Outside Director" (defined in the Outside Directors' Plan as any Director who is not a compensated employee of the Company) receive a nonqualified stock option to purchase 5,000 shares upon his or her election, and subsequent reelection, to the Board of Directors at an exercise price equal to the fair value of such shares on the date of election or reelection as a Director. Only the number of shares specified by such formula is eligible for grant under the Outside Directors' Plan. Options granted under the Outside Directors' Plan are exercisable for a term of 10 years from the date of grant and vest in one-third increments on the date of grant and on the first and second anniversaries of the date of grant. In 2003, Mr. McEnroe, Ms. McCue, Mr. Rademacher and Mr. Caronia each received options to purchase 5,000 shares at a per share exercise price of $10.64.

         Employee Stock Purchase Plan

         The Schawk, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") was established to provide employees of the Company and participating subsidiaries an opportunity to own an equity interest in the Company and, through such ownership, to promote their identification with the interest of stockholders, to stimulate their commitment to the business objectives of the Company and the maintain their motivation through the opportunity to share in the growth of the Company. Employees that participate in the plan may buy Class A Common Stock through payroll deductions at a price equal to 85% of the lesser of the fair market value of the Class A Common Stock on the first trading day of the quarter or the last trading day of the quarter. The maximum number of shares issuable under the Stock Purchase Plan shall not exceed 1 million. The maximum amount of Class A Common Stock that may be purchased by an individual employee in any fiscal year is $25,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Decisions regarding the cash compensation paid to Clarence W. Schawk, David A. Schawk, Mr. Sarkisian and Mr. Patterson were made by the Executive Committee of the Board of Directors for fiscal year 2003. Awards under the Stock Incentive Plan are administered by the Option Committee. The members of the Executive Committee are Clarence W. Schawk, David A. Schawk, A. Alex Sarkisian, John T. McEnroe and Hollis W. Rademacher. Mr. McEnroe does not receive cash compensation for services provided as a director of the Company. The Option Committee is comprised of the Company's outside directors. Messrs. Clarence W. Schawk, David A. Schawk and Sarkisian participated in the deliberations of the Executive Committee with regard to the compensation of executive officers other than themselves.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended, requires Directors, certain officers and certain other owners to periodically file notices of changes in beneficial ownership of the Company's Class A Common Stock with the Securities and Exchange Commission. To the best of the Company's knowledge, during 2003 all required filings were timely submitted, with the exception of one late Form 4 filed by each of Messrs. Rademacher, McEnroe and Caronia and Ms. McCue.

                     JOINT REPORT ON EXECUTIVE COMPENSATION

         Under the supervision of the Executive Committee and the Option Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's executive officers with those of its stockholders. In furtherance of these goals, annual base salaries are generally set at or below competitive levels. Generally, the Company relies to a large degree on an annual bonus, if any, and stock option incentives to attract and retain executive officers and other key employees of outstanding ability, and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are closely tied to the performance of the Company and the individual in a manner that encourages a sharp and continuing focus on building profitability and stockholder value.

         During 1993, the Executive Committee reviewed, reevaluated and approved an annual salary plan for the Company. This salary plan was developed based on industry, peer group and market surveys and performance judgments as to the past and expected future contributions of each individual executive officer, targeting the salaries to the median level of comparable companies. The plan was reviewed and updated in 1997. With respect to cash bonus compensation and stock options for the executive officers other than the Chairman and Chief Executive Officers, bonuses are determined based on financial performance versus annual business plan profit targets. The Board of Directors approved all employee stock option awards in 2003.

         Under Clarence W. Schawk's employment agreement, he elected to receive a base salary of $50,000 for the calendar year 2003, although the agreement permits a higher annual base salary amount. Clarence W. Schawk also waived his bonus amount for 2003. David A. Schawk's cash compensation for 2003 was determined in accordance with his employment agreement. The Board of Directors awarded David A. Schawk 160,000 options in 2003 in recognition of the improvement in the Company's business and results. This award was made in lieu of the award formula contained in the long-term bonus provision of Mr. Schawk's employment agreement.

         In January 1991, the Company entered into employment contracts with Clarence W. Schawk and David A. Schawk, respectively, after approval by the Board of Directors (Clarence W. Schawk and David A. Schawk abstaining from such vote). These agreements were amended and restated effective October 1, 1994, after a review of comparable base salaries for executives of similarly situated companies. The agreements provide for base salary and annual bonuses based on formula performance measures. The Board of Directors can adjust the base salary annually based upon merit review. See "Executive Compensation -- Employment Agreements."

         During each fiscal year the Option Committee considers the desirability of granting executive officers and other key employees of the Company stock options. The granting of stock options is based upon the overall performance of the Company and the performance of each particular employee. The Option Committee considers such performance and the recommendations of management in determining the amounts recommended to be granted. The Option Committee believes its pattern of grants has successfully focused the Company's executive officers and other key employees on building profitability and stockholder value. For fiscal 2003, options were granted to executive officers in furtherance of this philosophy. The number of options granted to the respective executive officers reflects the Option Committee's assessment of the particular officer's level of responsibility and its desire to match the award level with the executive's responsibility level. The purpose of these awards is to reward such officers for their performance with respect to the Company and to give such officers a stake in the Company's future, which is directly aligned with the creation of stockholder value.

         The Executive Committee does not believe that the provisions of the Revenue Reconciliation Act of 1993 will limit the deductibility of compensation expected to be paid by the Company; however, the Executive Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

         This report is submitted by the members of the Company's Executive Committee and Option Committee.

                   EXECUTIVE COMMITTEE              OPTION COMMITTEE
                   -------------------              ----------------

                   Clarence W. Schawk               Judith W. McCue
                   David A. Schawk                  John T. McEnroe
                   A. Alex Sarkisian                Hollis W. Rademacher
                   John T. McEnroe                  Leonard S. Caronia
                   Hollis W. Rademacher

                                PERFORMANCE GRAPH


         The graph below sets forth a comparison of the yearly percentage change in the cumulative total return for the five-year period beginning December 31, 1998, on the Company's Class A Common Stock, the RUSSELL 2000 Small Stock Index ("RUSSELL 2000"), a broad-based market index, and a peer group (the "Peer Group") of common stocks which includes Schawk and four other companies which the Company selected based on the comparable businesses of these companies. Currently, the Peer Group consists of Bemis Company, Inc., Bowne & Co., Inc., Matthews International Corporation, Multi-Color Corp. and the Company. Applied Graphics Technologies, Inc. was removed from the peer group as it is no longer a public company. The Company intends to continue to evaluate and identify potential companies which may be appropriate for its Peer Group.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 SCHAWK, INC., RUSSELL 2000 INDEX AND PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/03)


                              [PERFORMANCE GRAPH]


Assumes $100 invested at the close of trading 12/98 in Schawk, Inc. common stock, Russell 2000 Index, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

                                                        Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

         The relative performance of the Company's Class A Common Stock, the RUSSELL 2000 and the Peer Group is as follows:



           NAME                1998      1999       2000       2001       2002       2003
           ----                ----      ----       ----       ----       ----       ----
Schawk, Inc..............     100.00     62.82      65.22       82.80      75.84     105.74
RUSSELL 2000 Index.......     100.00    117.84     113.25      114.41      89.72     130.43
Peer Group...............     100.00     89.65      86.41      128.77     128.28     142.87

         The Joint Report on Executive Compensation and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the shares beneficially owned as of March 31, 2004: (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class A Common Stock; (ii) by each Director of the Company, including the nominees for reelection as Directors; (iii) by each Named Executive Officer; and (iv) by all Directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders.


                                                                  AMOUNT OF BENEFICIAL        PERCENTAGE OF CLASS
               NAME OF BENEFICIAL OWNER                              OWNERSHIP(1)***              OUTSTANDING
               ------------------------                           --------------------         -------------------
Clarence W. Schawk(2)**....................................            7,543,728(3)                  34.6%
Marilyn Schawk                                                         1,365,326(4)                   6.3%
David A. Schawk(2)**.......................................            2,072,674(5)                   9.3%
A. Alex Sarkisian**........................................            3,416,342(6)(7)               15.7%
James J. Patterson.........................................              220,837(8)                   1.0%
John T. McEnroe............................................               67,682(9)                   *
Judith W. McCue............................................               54,955(10)                  *
Hollis W. Rademacher.......................................               45,950(11)                  *
Leonard S. Caronia.........................................               18,950(12)                  *
Cathy Ann Schawk(2)(13)....................................            1,925,341                      9.0%
Judith Lynn Gallo(2)(14)...................................            1,268,882                      5.9%
Lisa Beth Stearns(2)(15)...................................            1,268,359                      5.9%
Myron M. Kaplan............................................            2,052,500(16)                  9.5%
Executive Officers and Directors as a group (8 persons)....           13,441,418(17)                 58.0%


------------------

*    Less than 1%

** Denotes a person who serves as a director and who is also a named executive officer.

*** Beneficial ownership is determined in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(1) Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

(2) Each is a member of Clarence W. Schawk's immediate family (the "Schawk Family"). The address for each of the Schawk Family members is 1695 River Road, Des Plaines, Illinois 60018.

(3) Includes currently exercisable options to purchase 316,166 shares and 1,365,326 shares held directly by Mr. Schawk's wife. Does not include shares beneficially owned by Clarence W. Schawk's son, David A. Schawk, or shares beneficially owned by Clarence W. Schawk's daughters, Cathy Ann Schawk, Judith Lynn Gallo and Lisa Beth Stearns, or held in family trusts or guardianship accounts for the benefit of certain of his grandchildren. Clarence W. Schawk does not share voting power over shares of the Company held by or on behalf of his children or grandchildren.

(4) Shares included in beneficial ownership of Mrs. Schawk's husband, Clarence Schawk.

(5) Includes currently exercisable options to purchase 721,641 shares. Does not include shares beneficially owned by David A. Schawk's father, Clarence W. Schawk, or David A. Schawk's mother, Marilyn Schawk, or shares beneficially owned by or held in family trusts and guardianship accounts for the benefit of David A. Schawk's sisters, Cathy Ann Schawk, Judith Lynn Gallo and Lisa Beth Stearns, and certain of Clarence W. Schawk's grandchildren. Includes 475 shares held in joint tenancy and as custodian for minors gifted to David A. Schawk's friends.

(6)  Includes currently exercisable options to purchase 296,793 shares.

(7) Includes 3,111,267 shares held by various Schawk Family trusts for the benefit of certain of Clarence W. Schawk's grandchildren.

(8)  Includes currently exercisable options to purchase 206,100 shares.

(9) Includes currently exercisable options to purchase 44,955 shares, 20,220 shares owned indirectly by his spouse and 1,001 shares held in a retirement trust account.

(10) Includes currently exercisable options to purchase 44,955 shares and the indirect ownership of 10,000 shares held in retirement trust accounts.

(11) Includes currently exercisable options to purchase 44,950 shares.


(12) Includes currently exercisable options to purchase 14,950 shares.

(13) Ms. Schawk is the daughter of Clarence W. Schawk, Marilyn Schawk and sister of David A. Schawk, Judith Lynn Gallo and Lisa Beth Stearns.

(14) Ms. Gallo is the daughter of Clarence W. Schawk, Marilyn Schawk and the sister of David A. Schawk, Cathy Ann Schawk and Lisa Beth Stearns. Does not include shares held in trust for the benefit of Ms. Gallo's child.

(15) Ms. Stearns is the daughter of Clarence W. Schawk, Marilyn Schawk and the sister of David A. Schawk, Cathy Ann Schawk and Judith Lynn Gallo. Does not include shares held in trusts for the benefit of Ms. Stearns' children.

(16) Based on information disclosed in Amendment No. 4 to Schedule 13G filed by Mr. Kaplan with the Securities and Exchange Commission on February 12, 2004. Mr. Kaplan's address is P.O. Box 385, Leonia, New Jersey 07605.

(17) Includes currently exercisable options to purchase an aggregate of 1,690,510 shares held by certain executive officers and Directors.

                           RELATED PARTY TRANSACTIONS

         The Company's facility at 1600 East Sherwin Avenue, Des Plaines, Illinois is leased from Graphics IV, Ltd., an Illinois limited partnership, whose partners are the children of Clarence W. Schawk. The amount paid in 2003 under the current lease was $660,000.

         As reported in the Company's 2003 Proxy Statement, on April 1, 2002, 1655 LLC, an Illinois limited liability company, whose sole member is Clarence
W. Schawk, purchased from the Company the property and building located at 1655 River Road, Des Plaines, Illinois, for $750,000. Based on a third party appraisal, management believes that the purchase price it received is as favorable or better than the price that would have been obtained in an arm's-length transaction. The building located on the property is not currently leased. The Company retained a right of first refusal to repurchase the land and building from 1655 LLC.

         During 2003, the Company retained the law firm of Vedder, Price, Kaufman & Kammholz, P.C., to perform various legal services. John T. McEnroe, one of the Company's directors, is a partner of that firm.

                PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

         The Audit Committee has selected Ernst & Young LLP as the independent auditors for the Company for fiscal year 2004. Ernst & Young, LLP served as the independent auditors for the Company for the fiscal year ended December 31, 2003. The affirmative vote of a majority of the holders of the outstanding shares of the Class A Common Stock of the Company present or represented and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. Abstentions will have the effect of voting against Proposal 2.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to any appropriate questions raised at the meeting and to make a statement if such representatives so wish.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE
                     SELECTION OF THE INDEPENDENT AUDITORS.

FEES FOR SERVICES PROVIDED BY INDEPENDENT AUDITORS

         Fees for all services provided by Ernst & Young LLP for the fiscal years ended December 31, 2003 and 2002 are as follows:

         Audit Fees. Audit fees for 2003 and 2002 related to the annual financial statement audits and reviews of quarterly financial statements contained in the Company's quarterly reports on Form 10-Q and statutory audits totaled approximately $338,000 and $322,000, respectively.

         Audit-Related Fees. Fees for audit-related services in 2003 and 2002, primarily related to acquisition due diligence and assistance with compliance with the Sarbanes-Oxley Act of 2002, totaled approximately $123,000 and $58,000, respectively.

         Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning totaled approximately $154,000 and $263,000 for 2003 and 2002, respectively.

         All Other Fees. There were no fees for other services for 2003. In 2002, there were fees totaling approximately $147,000 for internal audit outsourcing, which was permissible at that time under the SEC's auditor independence rules.

         The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public accountants. These services may include audit services, audit-related services, tax services and other services. For each proposed service, the Auditors must provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

         All of the services provided by the Auditors described above were pre-approved by the Audit Committee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company's Board of Directors is composed of three independent Directors in accordance with NYSE and SEC rules as currently in effect and operates under a written charter adopted by the Board of Directors and the Audit Committee, a copy of which is included as Appendix A to this proxy statement. The Board appoints the members of the Audit Committee, which consists of no fewer than three Directors. The Audit Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company's financial information and reporting functions, the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and oversees the independent audit process.

         The responsibility for the quality and integrity of the Company's financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company's management. The Company's independent public accountants, Ernst & Young LLP ("Ernst & Young"), are responsible for performing an audit and expressing an opinion as to whether the Company's financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

         The Audit Committee reviewed and discussed with management and Ernst & Young the audited financial statements of the Company for the year ended December 31, 2003. The Audit Committee also reviewed and discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees"), as currently in effect.

         Ernst & Young also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the SEC's "Revision of the Commission's Auditor Independence Requirements," which became effective February 5, 2001, the Audit Committee considered whether the provision of non-audit services by Ernst & Young to the Company for the fiscal year ended December 31, 2003 is compatible with maintaining Ernst & Young's independence, and has discussed with representatives of Ernst & Young the firm's independence from the Company.

         Based on the above-mentioned reviews and discussions with management and Ernst & Young, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, and as described in its charter, the Audit Committee, exercising its business judgment, recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

         This report is submitted on behalf of the members of the Audit
Committee:

                              Judith W. McCue
                              Hollis W. Rademacher
                              Leonard S. Caronia

         The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                  OTHER MATTERS

         The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person voting the proxies.

STOCKHOLDER ACCESS TO DIRECTORS

         Generally, stockholders who have questions or concerns regarding the Company should contact the Investor Relations department at (847) 827-9494. Any stockholders, however, who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Schawk, Inc., 1695 River Road, Des Plaines, Illinois 60018.

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

         Stockholder proposals for inclusion in the Company's Proxy Statement for the 2005 Annual Meeting of Stockholders must be received by the Company not later than December 22, 2004. The person submitting the proposal must have been a record or beneficial owner of shares of Class A Common Stock for at least one year, and the securities so held must have a market value of at least $1,000.

         Additionally, if a proponent of a stockholder proposal at the 2005 Annual Meeting of Stockholders fails to provide notice of the intent to make such proposal by personal delivery or mail to the Company on or before March 7, 2005 (or by an earlier or later date, if such date is established by amendment to the Company's By-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.

                                             By Order of the Board of Directors,



Des Plaines, Illinois                        A. ALEX SARKISIAN, Esq.
April 21, 2004                               Executive Vice President,
                                             Chief Operating Officer and
                                             Corporate Secretary

         THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) IS AVAILABLE FREE OF CHARGE ON THE COMPANY'S WEBSITE AT WWW.SCHAWK.COM OR UPON REQUEST TO A. ALEX SARKISIAN, ESQ., CORPORATE SECRETARY, AT SCHAWK, INC., 1695 RIVER ROAD, DES PLAINES, ILLINOIS 60018, (847) 827-9494.

                                                                      APPENDIX A

                                  SCHAWK, INC.

                             AUDIT COMMITTEE CHARTER

                            EFFECTIVE APRIL 18, 2003

ORGANIZATION

         This charter governs the operations of the Audit Committee (the "Committee") of Schawk, Inc. (the "Company"). The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence and experience requirements of the New York Stock Exchange (the "NYSE") listing standards. All Committee members shall be financially literate, and, to the extent required by the NYSE, at least one member shall be a "financial expert", as defined by SEC regulations.

         A majority of the members of the Committee present (in person or by telephone) at any meeting of the Committee shall constitute a quorum, and approval by a majority of the quorum is necessary for Committee action. If a Committee chair is not present, or at any time that one is not appointed by the Board of Directors of the Company, the members of the Committee may designate a chair by majority vote of the Committee members.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditors in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

PURPOSE

         The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: (1) the integrity of the Company's financial statements; (2) the financial reporting process; (3) the systems of internal accounting and financial controls; (4) the performance of the Company's internal audit function and independent auditors;
(5) the independent auditor's qualifications and independence; and (5) the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

RESPONSIBILITIES AND PROCESSES

         The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

         The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

         The Committee shall be solely responsible for the appointment and termination, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The independent auditors shall report directly to the Committee.

         The Committee shall pre-approve the fees and terms of all audit, review and attest services and any permitted non-audit services provided by the independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(B) of the Securities Exchange Act of 1934 (the "Exchange Act") that are approved by the Committee before completion of the audit. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

         The Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors without first seeking approval of the Board of Directors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report to any advisors employed by the Committee.

         The Committee shall make regular reports to the Board of Directors and shall review and reassess the charter at least annually in light of any changes in regulatory requirements or authoritative guidance and recommend any proposed changes for approval by the Board of Directors. The Committee shall annually (1) assess the qualifications of each member of the Committee and (2) perform an evaluation of the Committee's performance to determine whether it is functioning effectively.

         The Committee shall:

         FINANCIAL STATEMENT AND DISCLOSURE MATTERS

         4. Review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

         5. Review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors in accordance with SAS 61 or Section 10A of the Exchange Act.

         6. Review and discuss with management the Company's earnings releases prior to their issuance, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may generally discuss the types of information to be disclosed and the types of presentations to be made.

         7. Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company's financial statements.

         8. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

         9. Obtain and review a report from the independent auditors as required by the SEC at least quarterly regarding:

         A.   All critical accounting policies;

         B. All alternative treatments of financial information under GAAP that have been discussed with management, ramifications of such alternative disclosures and treatments, an the treatments preferred by the independent auditors; an

         C. Other material written communications between the independent auditors, including any management letter or schedule of unadjusted differences.

         10. On a quarterly basis, review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10K and Form 10-Q about any significant deficiencies in the design or operation of the Company's disclosure controls and procedures and/or internal controls, or material weaknesses therein, and any fraud involving management or other employees who have a significant role in the Company's internal controls.

         11. Periodically meet with management, the internal auditors, or 11. the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management's response.

         OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

         12. At least annually, obtain and review a report by the independent auditors describing:

         A.   The firm's internal quality control procedures.

         B. Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

         C. All relationships between the independent auditor and the Company (to assess the auditor's independence).

         13. After reviewing the foregoing report and the independent auditors' work, the Committee shall evaluate the independent auditors' qualifications, performance and independence, including a review and evaluation of the lead partner of the independent auditors.

         14. Ensure that the lead and concurring audit partners rotate every five years and any audit partners (as defined by the SEC) rotate every seven years as required by law.

         15. Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and New York Stock Exchange listing standards.

         16. Discuss with the national office of the independent auditors the issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

         17. Meet with the independent auditors prior to the audit to discuss the overall scope and plans for the audit, including the adequacy of staffing and compensation.

         OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

         18. Review the budget plan, changes in budget plan, activities, organizational structure and qualifications of the internal audit departments, and any recommended changes in the scope of the internal audit.

         19. Review the appointment, performance, compensation and replacement of the senior internal audit executive.

         20. Review the signification reports to management prepared by the internal audit department and management's responses.

         21. Review at least quarterly the adequacy of the Company's internal controls.

         OTHER RESPONSIBILITIES

         22. Prepare its report to be included in the Company's annual proxy statement, as required by SEC regulations.

         23. Establish procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. All such procedures will at all times comply with all provisions of law, regulations or Company policy that prohibit discipline of or discrimination against employees who report what they reasonably believe to be violations of any law, rule or regulation applicable to the Company.

         24. Receive reports from outside legal counsel of evidence of a material violation of securities laws or breaches of fiduciary duty.

         25. Review procedures adopted by management to assure that any related party transactions and potential conflicts of interest of any director or executive officer of the Company will be brought to the attention of the Committee in advance. Review and approve or disapprove, in advance, any such related party transactions or potential conflicts of interest.

         26. On at least an annual basis, review with management and the Company's outside legal counsel and legal or regulatory matters that could have a significant impact on the Company's financial statements, compliance with applicable laws and regulations and inquiries received from governmental agencies or regulators.

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


S C H A W K

ADMISSION TICKET
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        2004 ANNUAL
                                                                                        MEETING OF STOCKHOLDERS

                                                                                        Tuesday, May 18, 2004
                                                                                        Schawk, Inc.
                                                                                        To be held at
                                                                                        Schawk Chicago
                                                                                        1600 E. Sherwin Avenue
                                                                                        Des Plaines, IL 60018
                                                                                        (847) 827-9494



                                                                                        AGENDA

                                                                              9:00 a.m. Doors Open
                                                                             10:00 a.m. Introduction and Welcome
                                                                                        Chairman's Remarks
                                                                                        Business Meeting
                                                                                        Management Presentation



                                                        FOLD AND DETACH HERE
------------------------------------------------------------------------------------------------------------------------------------


                                                            SCHAWK, INC.

                                                            Schawk, Inc.
                                            1695 River Road, Des Plaines, Illinois 60018

                                                               PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints A. Alex Sarkisian, Esq. as Proxy, with the power to appoint his substitute and hereby authorizes him to represent and to vote as designated on the reverse side, all the shares of Schawk, Inc. Class A Common Stock held on record by the undersigned on March 31, 2004, at the Annual Meeting of
Stockholders to be held on May 18, 2004, or any adjournment thereof.

1. FOR the Election of the nominees for Directors of Schawk.

   Clarence W. Schawk                 Judith W. McCue, Esq.
   David A. Schawk                    Hollis W. Rademacher
   A. Alex Sarkisian, Esq.            John T. McEnroe, Esq.
   Leonard S. Caronia



                                                     (Continued on reverse side)

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


SCHAWK, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8033
EDISON, NJ 08818-9019


                                                            SCHAWK, INC.
                                                 2004 ANNUAL MEETING OF STOCKHOLDERS

                                                               [MAP]


                                                           SCHAWK CHICAGO
                                                       1600 E. Sherwin Avenue
                                                       Des Plaines, IL 60018

DIRECTIONS

FROM THE NORTH:

Take 294 South and exit at Golf Rd. At the first stop sign, take a left. At the first light (Golf Rd.) take a right. At the second light, go left on River Rd. Continue south on River Rd. & through Des Plaines. Turn right (west) at Touhy Rd. Go to the next light, and turn right on Maple. You will come to a stop sign about a block up from Touhy, veer left and take a left on Sherwin. Schawk
Chicago is down the block to the right.


FROM O'HARE AIRPORT:

Take 190 out of O'Hare, following signs to Chicago. Exit at River Rd. (north). At Touhy Rd., turn left (west). Go to the next light, and turn right on Maple. You will come to a stop sign about a block up from Touhy, veer left and take a left onto Sherwin. Schawk
Chicago is down the block on the right.


FROM CHICAGO:

Take 90 West to 190 West. Stay in right lane, exit River Rd. North. When you come to Touhy, go left (west). Go to the next light, and turn right on Maple. You will come to a stop sign about a block up from Touhy, veer left and take a left on Sherwin. Schawk
Chicago is down the block on the right.





                                                        FOLD AND DETACH HERE
------------------------------------------------------------------------------------------------------------------------------------
[X] Please mark                                                                                                          |
    votes as in                                                                                                          |      4395
    this example.                                                                                                        |
                                                                                                                          -----


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


------------------------------------------------------------------------------------------------------------------------------------
                      THE BOARD OF DIRECTORS OF SCHAWK, INC. RECOMMEND A VOTE FOR PROPOSALS 1 and 2.
------------------------------------------------------------------------------------------------------------------------------------

                            FOR   WITHHELD FOR ALL                                                        FOR    AGAINST     ABSTAIN
1. Election of Directors    [ ]         [ ]                 2. FOR ratification of the selection of       [ ]      [ ]         [ ]
   (See Reverse)                                               Ernst & Young LLP as the independent
                                                               auditors of Schawk, Inc. for fiscal year
                                                               2004.

                                                            3. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.


   [ ]
      -------------------------------------------------------
      For, except vote withheld for the following nominee(s):

                                                                             Please sign exactly as name appears hereon, joint
                                                                             owners should each sign. When signing as Attorney,
                                                                             Executor, Administrator, or Guardian, please give full
                                                                             title as such. If signer is a corporation, please sign
                                                                             with the full corporation name by duly authorized
                                                                             officer or director.

                                                                             PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY WITHOUT
                                                                             DELAY IN THE RETURN ENVELOPE PROVIDED FOR THAT PURPOSE,
                                                                             WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED
                                                                             STATES OR PUERTO RICO.



Signature                                     Date:                     Signature                                    Date:
         -----------------------------------       --------------------          -----------------------------------      ----------

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